Exhibit 23.1
CONSENT OF STONEFIELD JOSEPHSON, INC.,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-121633 and 333-141266) and on Form S-3 (Nos. 333-133536 and 333-145247) of PlanetOut Inc. of our report dated March 10, 2008 relating to the consolidated financial statements and financial statement schedule which appear in this Form 10-K.
/s/ STONEFIELD JOSEPHSON, INC.
Stonefield Josephson, Inc.
San Francisco, California
March 10, 2008